EXHIBIT 10(cg)

FIRST AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY PENSION PLAN
(As Amended and Restated Effective January 1, 2007)

This First Amendment to the National Western Life Insurance Company Pension Plan (as amended, the “Plan”) is hereby made and entered into as of the date last set forth below by National Western Life Insurance Company (the “Company”).

WITNESSETH:

WHEREAS, the Plan was originally established effective January 1, 1973, was subsequently amended several times, and was most recently amended and restated effective January 1, 2007; and

WHEREAS, Section 13.1 of the Plan permits the Company to amend the Plan at any time; and

WHEREAS, the Plan must be amended to comply with applicable requirements of the Pension Funding Equity Act of 2004 and the final regulations under section 415 of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, the Plan is hereby amended as follows effective as of January 1, 2008 except as otherwise provided in the amendments below:

1.           Plan Section 8.1(a) is hereby amended by restating the first paragraph of such Section to read in its entirety as follows:

Notwithstanding any other provision of this Plan, the Pension payable to or on behalf of any Participant under this Plan shall be limited in accordance with Code section 415, as follows.  The provisions of this Article VIII supersede and control any other provisions of the Plan in conflict therewith; provided, however, that nothing herein shall affect Section 1.4 or shall be construed to require the crediting of additional benefit accruals, Benefit Service, or Compensation after the Freeze Date.  Subject to any specific optional elections made in this Article VIII, the provisions of Code section 415 are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.  The provisions of this Article VIII are intended to constitute good-faith compliance with the final Treasury regulations under Code section 415 published on April 5, 2007 and shall be construed and applied in accordance therewith.

2.           Plan Section 8.1(a)(i) is hereby amended by inserting the following sentence at the end of such Section, such sentence to read in its entirety as follows:

Adjustments under Code section 415(d) shall apply to years after a Participant’s severance from employment or, if earlier, annuity starting date.

3.           Plan Section 8.1(a)(ii) is hereby amended by inserting the following sentence at the end of such Section, such sentence to read in its entirety as follows:

The defined benefit compensation limitation shall be adjusted under Code section 415(d) for years after a Participant’s severance from employment or, if earlier, annuity starting date.

4.           Section 8.1(a)(iv) is hereby amended by adding the following new subsection (E) immediately following subsection (D), such subsection to read in its entirety as follows:

(E)           Other items of remuneration that are similar to any of the items listed in subsections (A) through (D) of this Section 8.1(a)(iv).

5.           Section 8.1(a)(iv) is hereby amended by adding the following new paragraph and related subsections at the end of such Section, such paragraph and subsections to read in their entirety as follows:

To be taken into account for a year, earnings must be actually paid or made available to a Participant during such year and must be paid or treated as paid prior to the Participant’s “severance from employment” with the Employer as such term is defined in Treasury regulation section 1.415(a)-1(f)(5).  Notwithstanding the foregoing, “earnings” shall also include the following:

 (F)           amounts paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the year that includes the date of such severance from employment, provided that such amounts (I) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (II) would have been paid to the individual prior to the severance from employment if the individual had continued in the Employer's employment.

(G)           amounts paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the individual would have been entitled to use if employment had continued.

(H)           payments to a participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) during a year in which such Participant is credited with a year of Benefit Service or deemed credited with a year of Benefit Service under Section 6.4.

(I)           payments to an individual who does not currently perform services for the Employer by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Employer's employment instead of entering qualified military service.

6.           Section 8.1(b) is hereby amended by restating the first two paragraphs of such Section, such paragraphs to read in their entirety as follows:

If an annual Pension payable to a Participant hereunder (including Pensions payable under any other defined benefit plans of the Employer) is greater than Ten Thousand Dollars ($10,000) or if the Participant has ever participated in a defined contribution plan maintained by the Employer, the Participant’s Pension shall automatically be limited to the maximum permissible benefit in accordance with Code section 415.

The limitations of this Section apply to a Pension payable in the form of a straight life annuity with no ancillary benefits.  If payment is in a different form, the amount thereof shall be adjusted to be the actuarial equivalent of a single life annuity and the limitations shall be applied to such adjusted amount; provided that survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity shall not be taken into account to the extent that such benefits would not be payable if the participant’s benefits were not paid in the form of a qualified joint and survivor annuity and further provided that actuarial equivalence shall be determined as follows:

(i)           For purposes of benefits paid in a form to which Code section 417(e)(3) does not apply, the actuarial equivalent straight life annuity is the greater of (A) the annual amount of the straight life annuity payable to the Participant under the terms of the Plan commencing at the same annuity starting date as the form of benefit actually payable to the Participant and (B) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using a 5% interest assumption and the “Applicable Mortality Table” described in Section 2.2(a)(ii).

(ii)           For purposes of benefits paid in a form to which Code section 417(e)(3) applies and with an annuity starting date occurring in 2004 or 2005, the actuarial equivalent straight life annuity is the greater of (A) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest and mortality factors set forth in Section 2.2(b) and (B) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using an interest rate of 5.5% and the “Applicable Mortality Table” described in Section 2.2(a)(ii).

(iii)            For purposes of benefits paid in a form to which Code section 417(e)(3) applies and with an annuity starting date occurring after 2005, the actuarial equivalent straight life annuity is the greatest of (A) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest and mortality factors set forth in Section 2.2(b); (B) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using an interest rate of 5.5% and the “Applicable Mortality Table” described in Section 2.2(a)(ii); and (C) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the “Applicable Interest Rate” and the “Applicable Mortality Table” described in Section 2.2(a)(ii), divided by 1.05.

7.           Except as hereinabove amended, the Plan, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Plan as of this 18th day of December, 2008.

NATIONAL WESTERN LIFE INSURANCE COMPANY

By:	/S/James P. Payne

Its:	Senior VP-Secretary